EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Phelps Dodge Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 11th day of October 2006.

ATTICUS CAPITAL LP
By:	Atticus Management LLC,
its general partner

By:	/s/ Timothy R. Barakett*
Timothy R. Barakett
Managing Member

ATTICUS MANAGEMENT LLC
By:	/s/ Timothy R. Barakett*
Timothy R. Barakett
Managing Member

TIMOTHY BARAKETT
By:	/s/ Timothy R. Barakett*
Timothy R. Barakett

* by John F. Brown, attorney-in-fact